Exhibit 3.2
FORM OF AMENDED BYLAWS
OF
SYMETRA FINANCIAL CORPORATION
(HEREINAFTER CALLED THE “CORPORATION”)
ARTICLE I
Meetings Of Stockholders
     Section 1. Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors or the chairman of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall transact such business as may be properly brought before the meeting.
     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called at any time and for any purpose or purposes by affirmative vote of a majority of the entire Board of Directors or our President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons or in any other manner. No conduct other than that specified in the notice for such meeting may take place at a special meeting.
     Section 4. Notice of Meetings. Except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Section 2 of Article V of these Bylaws. Notice of adjournment of a meeting of the stockholders need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
     Section 5. Quorum. Unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
     Section 6. Order of Business. (a) At every meeting of stockholders, the Chairman of the Board of Directors, or in such person’s absence, the Chief Executive Officer and President, or in the absence of both of them, any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer and President and each Vice President, the Board of Directors, or if the Board of Directors fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting. The Chairman of any meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
(b) (1) Except as otherwise provided in the Amended and Restated Certificate of Incorporation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of the stockholders, only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 6.
(2) Except as otherwise provided in the Amended and Restated Certificate of Incorporation, for nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and the beneficial owner; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the

Corporation. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(3) Notwithstanding anything in paragraph (b)(2) above to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 6 (except as otherwise provided in the Amended and Restated Certificate of Incorporation). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation (except as otherwise provided in the Amended and Restated Certificate of Incorporation). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice must meet the requirements of paragraph (b)(2) above.

(d) Except as otherwise provided in the Amended and Restated Certificate of Incorporation, only such persons who are nominated in accordance with this Section 6 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above). The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder’s nominee or proposal without such stockholder having made the representation required by clause (vii) of paragraph (b)(2) above.
(e) Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
     Section 7. Voting. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or these bylaws, any question brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the stock represented and voting on such question. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy.
     Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, as required by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
     Section 9. Stock Ledger. The stock ledger of the Corporation shall constitute the list required by Section 8 and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II
Directors
     Section 1. Qualification and Election of Directors. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors shall hold office until his resignation or removal in the manner hereinafter provided.
     Section 2. Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     Section 3. Removal. Directors may only be removed as provided in the Amended and Restated Certificate of Incorporation.
     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.
     Section 5. Number of Directors. The number of directors will be fixed from time to time solely pursuant to a resolution adopted by the Board of Directors.
     Section 6. Chairman of the Board of Directors. The Board of Directors, in its discretion, may choose a Chairman of the Board of Directors and one or more Vice Chairmen (who must be directors). The Chairman of the Board of Directors, if one shall be appointed, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these bylaws or by the Board of Directors.
     Section 7. Vice Chairman. The Vice Chairman of the Board of Directors, if one shall be appointed, or the Vice Chairmen, if there shall be more than one, shall perform such duties and may exercise such other powers as from time to time may be assigned by these bylaws, the Board of Directors or the Chairman of the Board of Directors. In the absence or disability of the chairman of the Board of Directors, or if there be none, the Vice Chairman shall preside at meetings of the stockholders and the Board of Directors.

     Section 8. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these bylaws, conferred upon or reserved to the stockholders.
     Section 9. Meetings. The Board of Directors may hold meetings either within or without the state of Delaware.
     Section 10. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 11. Actions of Board. If the Board of Directors submits any action for the transaction of business which results in an equal number of the directors at the meeting voting for and against the action and such action would be effective when taken by a majority vote, then in such case the Chairman of the Board of Directors shall be entitled to cast a tie breaking vote with respect to such action. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 12. Meeting by Means of Conference Telephone. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting.
     Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Initially, the Corporation shall have the following committees of the Board of Directors: the audit committee, the nominating and corporate governance committee and the compensation committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Section 14. Compensation. The directors who are officers or employees of the Corporation or any of its subsidiaries shall serve on the Board of Directors without compensation or reimbursement of expenses. The compensation of any other director shall be in the form of a fixed fee and expenses of attendance set by resolution adopted by the Board of Directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
ARTICLE III
Officers
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and any Vice Chairman, need such officers be directors of the Corporation.
     Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation or entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
     Section 4. President. The President shall be the Chief Executive Officer of the Corporation and shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of the stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.
     Section 5. Vice President. The Vice President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or these bylaws may from time to time prescribe.
     Section 6. Treasurer. The Treasurer shall have the custody of the Corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President, the Board of Directors and each stockholder at the meetings of the Board of Directors or the stockholders, or whenever any of the foregoing may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     Section 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the directors or stockholders, upon whose request the meeting is called as provided in these bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.
     Section 8. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

ARTICLE IV
Stock
     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or the Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Sections 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.
     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE V
Notices
     Section 1. Notices. Whenever written notice is required by law, the Amended and Restated Certificate of Incorporation or these bylaws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable or otherwise as permitted by law.
     Section 2. Waivers of Notice. Whenever notice is required to be given under any provision of the Amended and Restated Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Amended and Restated Certificate of Incorporation or these bylaws.
ARTICLE VI
General Provisions
     Section 1. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting, and may be paid in cash or in property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3 . Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or such other period as may be adopted by resolution of the Board of Directors.
     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “corporate seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VII
Indemnification
     Section 1. Power to Indemnify in Actions, Suits or Proceedings. The Corporation shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred by a director or officer in defending or investigating the defense of a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the laws of the state of Delaware.
     Section 2. Indemnification by a Court. Any director or officer may apply to any court of competent jurisdiction in the state of Delaware for indemnification to the extent otherwise permissible under the laws of the state of Delaware. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because it is permitted by the laws of the state of Delaware. The fact that the Corporation has not previously authorized indemnification for such director or officer shall not be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 2 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     Section 3. Nonexclusivity of Indemnification and Advancement of Expenses. The foregoing rights of indemnification shall not be deemed exclusive of any other right to which any director may be entitled apart from the provisions of this Article VII.
     Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.
     Section 5. Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
     Section 6. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 7. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 2 of this Article VII), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
ARTICLE VIII
Amendments
     The Board of Directors shall have the power to adopt, amend or repeal bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws made, by the stockholders.